UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2011

CHINA GLOBAL MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or other jurisdiction of incorporation)

333-156457	04-3626788
(Commission File Number)	(I.R.S. employer identification No.)

25-26F Wanxiang Enterprise Building,

No.70 Station North Road,

Changsha, Hunan Province,

China, Postal Code: 410001

(Address and Telephone Number of Registrant)

+86-731-89970899

(Registrant’s Telephone Number, Including Area Code)

Copy of Communications To:

Bernard & Yam, LLP

Attention: Bin Zhou, Esq.

401 Broadway Suite 1708

New York, NY 10013

Tel: 212-219-7783

Fax: 212-219-3604

(Name, Address and Telephone Number of Person

Authorized to Receive Notice and Communications on Behalf of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2011, Min Yang, Chang Yang and China Global Media, Inc (“Company”, “we”, or “us”) revised the stock purchase agreements that were entered on November 30, 2011. Under the revised terms of the stock purchase agreements, we will issue 3,600,000 shares of common stock to Min Yang, a resident of China, for the price of US $ 0.40 (or RMB 2.55 Yuan) per share, an aggregate of US $ 1,440,000 (or RMB 9,180,000Yuan); we will issue 400,000 shares of common stock to Chang Yang, a resident of China, for the price of US $ 0.40 (or RMB 2.55 Yuan) per share, an aggregate of US $ 160,000 (or RMB 1,040,400 Yuan). Min Yang also agreed to a one year lock up period imposed on all the shares she acquires from the Company under the revised Stock Purchase Agreements. During the one year lock up period, she will not sell, transfer or assign any share to others.

On December 12, 2011, Company, Qing Li and Qin Li rescinded and cancelled the stock purchase agreements that were entered on November 30, 2011 between Company, Qing Li and Qin Li.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on December 12, 2011, we revised the stock purchase agreements entered with Min Yang and Chang Yang and will issue a total of 4,000,000 shares of common stock to them for the price of US $ 0.40 (or RMB 2.55Yuan) per share, an aggregate of US$ 1,600,000 (or RMB 10,220,400 Yuan). The sale of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, Min Yang was appointed as the Board Director of Board of Directors of the Company and Bingchuan Xiao was appointed as the Independent Director of the Board of Directors of the Company.

Min Yang, age 42, graduated from Zhongnan University of Economics with a degree in Applied Mathematics. From 1990 to 1995, she worked in Industry and Commerce Bank of China Changsha Branch. From 1995 to present, she was the chairman of board of Changsha Yilong Department Store and the director of Hunan Zhongdian Yijia Smart Household Technology Co., Ltd.

Bingchuan Xiao, age 51, graduated from Guangzhou Institute of Foreign Languages with a Degree of Bachelor of Arts in English Literature and linguistics in 1983. From August 1983 to April 1990, Mr. Xiao worked as a senior interpreter at the Ministry of Foreign Affairs of PRC. From October 1993 to April 2001, Mr. Xiao worked as the deputy general manager of Jiangsu Nanbei Industrial & Trading Company. From October 1993 to April 2001, Mr. Xiao worked as the deputy general manager of Jiangsu Nanbei Industrial & Trading Company. From May 2007 to October 2008, Mr.Xiao worked as the deputy general manager of Beijing Xing YU Qing Technical Trading Company. From November 2008 to January 2010, Mr. Xiao worked a Director of China Infrastructure Construction Corporation, an OTCBB listed company. He has been working as the deputy general manager of Beijing Fortune Capital Management Co., Ltd since February 2010.

The Company’s Board of Directors uses the definition of independence established by The NASDAQ Stock Market. The Company’s Board of Directors has determined that Bingchuan Xiao does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. Accordingly, he is an “independent director” as defined in NASDAQ Listing Rule 5605(a)(2).

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Stock Purchase Agreement with Min Yang (revised)
10.2	Stock Purchase Agreement with Chang Yang (revised)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Global Media, Inc.
(Registrant)

By:	/s/ Jun Liang Jun Liang Chief Financial Officer

Date: December 16, 2011